Exhibit 4.3

Execution Version

MOODY’S CORPORATION

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of June 12, 2017

to

INDENTURE

Dated as of August 19, 2010

2.625% Senior Notes due 2023

3.250% Senior Notes due 2028

ii

SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 12, 2017 (this “Supplemental Indenture”), between Moody’s Corporation, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 (the “Company”), and Wells Fargo Bank, National Association, a national banking association, organized and in good standing under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the indenture, dated as of August 19, 2010, to the Trustee (the “Base Indenture,” and, as hereby supplemented, the “Indenture”), to provide for the issuance of the Company’s debt Securities to be issued in one or more series;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two new series of its notes under the Base Indenture to be known as its “2.625% Senior Notes due 2023” (the “2023 Notes”) and its “3.250% Senior Notes due 2028” (the “2028 Notes,” and together with the 2023 Notes, the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors, pursuant to resolutions duly adopted on May 12, 2017, has duly authorized the issuance of the Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 3.01 and Section 14.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. Definition of Terms. Unless the context otherwise requires:

(a)        each term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(b)        the singular includes the plural and vice versa;

(c)        headings are for convenience of reference only and do not affect interpretation;

(d)        a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise indicated; and

(e)        the following terms have the meanings given to them in this Section 1.1(e):

    (i)        “Attributable Debt” means, an amount equal to the lesser of (a) the fair market value of the property (as determined by the Board of Directors of the Company) or (b) the present value of the total net amount of payments to be made under the lease during its remaining term, discounted at the interest rate set forth or implicit in the terms of the lease, compounded semi-annually.

    (ii)        “Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries; (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of the Board of Directors of the Company cease to be Continuing Directors; or (5) the adoption of a plan relating to the liquidation or dissolution of the Company.

    (iii)        “Change of Control Offer” shall have the meaning assigned to it in Section 2.13.

    (iv)        “Change of Control Payment Date” shall have the meaning assigned to it in Section 2.13.

    (v)         “Change of Control Triggering Event” means, the notes cease to be rated Investment Grade by S&P or, if S&P and another “nationally recognized statistical rating organization” (as defined in Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act) shall provide a rating of the notes, by S&P and any such other rating organization, on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as S&P or such other rating organization shall have publicly announced that it is considering a possible ratings change). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

    (vi)        “Consolidated Total Assets” means, the total assets of the Company and its consolidated subsidiaries, as set forth on the Company’s most recent consolidated balance sheet, as determined under GAAP.

    (vii)        “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

    (viii)        “DTC” means The Depository Trust Company.

    (ix)          “Event of Default” shall have the meaning assigned to it in Section 2.11.

    (x)           “Exchange Notes” means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.

    (xi)           “Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and an equivalent rating of another “nationally recognized statistical rating organization” that shall provide a rating of the notes.

    (xii)          “Lien” shall have the meaning assigned to it in Section 2.8.

    (xiii)         “Net Revenue” means, with respect to any Person for any period, the net revenue of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

    (xiv)          “Permitted Liens” shall have the meaning assigned to it in Section 2.8.

    (xv)      “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

    (xvi)      “Registration Rights Agreement” means (i) the registration rights agreement, dated as of June 12, 2017, among the Company and the representatives of the initial purchasers party thereto.

    (xvii)      “Registration Statement” means one or more registration statements filed by the Company providing for the registration under the Securities Act of the Notes.

    (xviii)     “Restricted Subsidiary” means any Subsidiary (a) the Total Assets of which exceed 10% of Consolidated Total Assets as of the end of the most recently completed fiscal year or (b) the Net Revenue of which exceeds 10% of the Net Revenue of the Company and its consolidated subsidiaries as of the end of the most recently completed fiscal year.

    (xix)      “Sale/Leaseback Transaction” shall have the meaning assigned to it in Section 2.9.

    (xx)      “Securities Act” means the Securities Act of 1933, as amended.

    (xxi)      “S&P” means Standard & Poor’s Ratings Services, a subsidiary of McGraw-Hill Financial, Inc., and its successors.

    (xxii)      “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

    (xxiii)     “Total Assets” means, at any date as to any Person, the total assets of such Person and its consolidated subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

    (xxiv)      “Trigger Period” shall have the meaning assigned to it in Section 1.1(e)(vii).

    (xxv)      “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE 2.

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1. Designation and Principal Amount. There is hereby authorized and established two new series of Securities under the Base Indenture designated as the “2.625% Senior Notes due 2023” and the “3.250% Senior Notes due 2028,” which are not limited in aggregate principal amount. The initial aggregate principal amount of the 2023 Notes to be issued under this Supplemental Indenture shall be $500,000,000, and the initial aggregate principal amount of the 2028 Notes to be issued under this Supplemental Indenture shall be $500,000,000. Any additional amounts of Notes to be issued shall be set forth in a Company Order. Additional provisions relating to the Notes, Exchange Notes and any other Notes issued under this Seventh Supplemental Indenture are set forth in Appendix A, which is hereby incorporated in and made a part of this Seventh Supplemental Indenture.

Section 2.2. Maturity. The stated maturity of principal for the 2023 Notes shall be January 15, 2023. The stated maturity of principal for the 2028 Notes shall be January 15, 2028.

Section 2.3. Further Issues. The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes, provided that if the additional Notes are not fungible, for U.S. federal income tax purposes, with the Notes the additional Notes will have a separate CUSIP. Any such additional Notes shall have the same ranking, interest rate, maturity date and other terms as the Notes. Any such additional Notes, together with the Notes herein provided for, shall constitute a single series of Securities under the Indenture.

Section 2.4. Form of Payment. Principal of, premium, if any, and interest on the Notes shall be payable in U.S. dollars.

Section 2.5. Global Securities and Denomination of Notes. Upon the original issuance, the Notes shall be represented by one or more Global Securities. The Company shall issue the Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and shall deposit the Global Securities with the Trustee as custodian for DTC in New York, New York, and register the Global Securities in the name of DTC or its nominee.

Section 2.6. Interest.

(a)        The 2023 Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from June 12, 2017 at the rate of 2.625% per annum payable semi-annually in arrears; interest payable on each Interest Payment Date shall include interest accrued from June 12, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are January 15 and July 15, commencing on January 15, 2018; and the record date for the interest payable on any Interest Payment Date is the close of business on January 1 or July 1, as the case may be, next preceding the relevant Interest Payment Date.

(b)        The 2028 Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from June 12, 2017 at the rate of 3.250% per annum payable semi-annually in arrears;

interest payable on each Interest Payment Date shall include interest accrued from June 12, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are January 15 and July 15, commencing on January 15, 2018; and the record date for the interest payable on any Interest Payment Date is the close of business on January 1 or July 1, as the case may be, next preceding the relevant Interest Payment Date.

Section 2.7. Redemption. The Notes are subject to redemption at the option of the Company as set forth in the form of Note attached hereto as Exhibits A and B. The Notes are also subject to special mandatory redemption by the Company as set forth in the form of Note attached hereto as Exhibits A and B.

Section 2.8. Limitations on Liens.

(a)        The Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur or guarantee any Indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any of its or its Restricted Subsidiaries’ properties or assets (a “Lien”), whether owned on the date of issuance of the Notes or thereafter acquired, unless the Notes are at least equally and ratably secured with such secured Indebtedness (together with, if the Company so determines, any other Indebtedness of or guaranty by the Company or such Restricted Subsidiary then existing or thereafter created that is not subordinated to the Notes) for so long as such other Indebtedness is so secured (and any Lien created for the benefit of the holders of the Notes and any other debt securities of any series issued pursuant to the Indenture and having the benefit of this Section 2.8 shall provide by its terms that such Lien will be automatically released and discharged upon the release and discharge of the Lien securing such other Indebtedness); provided, however, that the above restrictions shall not apply to the following (the “Permitted Liens”):

    (i)        Liens on property or other assets of any Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Lien was not incurred in anticipation of such Person becoming a Restricted Subsidiary;

    (ii)        Liens on property or other assets existing at the time of acquisition by the Company or any Restricted Subsidiary, provided that such Lien was not incurred in anticipation of such acquisition;

    (iii)        Liens on property or assets to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the acquisition of such property or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

    (iv)        Liens in the Company’s favor or in favor of a Restricted Subsidiary;

    (v)        Liens existing on the date of issuance of the Notes;

    (vi)        Liens on property or other assets of a Person existing at the time the Person is merged into or consolidated with the Company or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to either the Company or any Restricted Subsidiary, provided that such Lien was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

    (vii)        Liens arising in connection with the financing of accounts receivable by the Company or any Restricted Subsidiary; provided that the uncollected amount of account receivables subject at any time to any such financing shall not exceed $150,000,000; and

    (viii)        extensions, renewals or replacements (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in this Section 2.8 without increase of the principal of the Indebtedness (plus any premium or fee payable in connection with any such extension, renewal or replacement) secured by the Lien; provided, however, that any Permitted Liens shall not extend to or cover any property of the Company or that of any Restricted Subsidiary, as the case may be, other than the property specified in this Section 2.8 and improvements to this property.

(b)        Notwithstanding the foregoing, the Company and any Restricted Subsidiary may create, assume, incur or guarantee Indebtedness secured by a Lien without equally and ratably securing the Notes; provided, that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any Indebtedness that is concurrently being retired, the sum of (i) the aggregate amount of all outstanding Indebtedness secured by Liens other than Permitted Liens, and (ii) the Attributable Debt of all the Company’s Sale/Leaseback Transactions permitted by Section 2.9(c) does not at such time exceed 5% of Consolidated Total Assets.

Section 2.9. Limitations on Sale and Leaseback Transactions.

(a)        The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement relating to property now owned or hereafter acquired whereby either the Company transfers, or any Restricted Subsidiary transfers, such property to a Person and either the Company or any Restricted Subsidiary leases it back from such Person (a “Sale/Leaseback Transaction”), unless:

    (i)        the Company or such Restricted Subsidiary could, at the time of entering into such arrangement, incur Indebtedness secured by a Lien on the property involved in the transaction in an amount at least equal to the Attributable Debt with respect to such Sale/Leaseback Transaction, without equally and ratably securing the Notes as described in Section 2.8; or

    (ii)        the net proceeds of the Sale/Leaseback Transaction are at least equal to such property’s fair market value, as determined by the Company’s Board of Directors, and the proceeds are applied within 180 days of the effective date of the Sale/Leaseback Transaction to the repayment of senior indebtedness of the Company or any Restricted Subsidiary.

(b)        The restrictions set forth in (a) above will not apply to a Sale/Leaseback Transaction: (i) entered into prior to the date of issuance of the Notes; (ii) that exists at the time any Person that owns property or assets becomes a Restricted Subsidiary; (iii) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; (iv) involving leases for a period of no longer than three years; or (v) in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

(c)        Notwithstanding the restrictions contained above, the Company and its Restricted Subsidiaries may enter into a Sale/Leaseback Transaction; provided that at the time of such transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale/Leaseback Transactions existing at such time that could not have been entered into pursuant to the restrictions in (a) above, together with the aggregate amount of all outstanding Indebtedness secured by Liens as permitted by Section 2.8(b), does not at such time exceed 5% of Consolidated Total Assets.

Section 2.10. Merger, Consolidation or Sale of Assets. Section 6.04 of the Base Indenture shall be revised in its entirety to read:

(a)        The Company will be permitted to consolidate or merge with another entity or to sell all or substantially all of its assets to another entity, subject to the Company’s meeting all of the following conditions: (i) any successor or purchaser is a corporation, limited liability company, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia; (ii) immediately following the consolidation, merger, sale or conveyance, the resulting, surviving or transferee entity (if other than the Company) would not be in default in the performance of any covenant in the Indenture; and (iii) the Company delivers a supplemental indenture by which the surviving entity (if other than the Company) expressly assumes the Company’s obligations under the Indenture.

(b)        In the event that the Company consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity (if other than the Company) will be substituted for the Company under the Indenture, and the Company will be discharged from all of its obligations under the Indenture.

Section 2.11. Events of Default.

(a)        The term “Event of Default” as used in this Indenture with respect to the Notes shall include the following described event in addition to those set forth in Section 7.01 of the Base Indenture:

    (i)        The Company or a Restricted Subsidiary fail to pay the principal of any Indebtedness when due at maturity in an aggregate amount of $50 million or more, or a default occurs that results in the acceleration of the maturity of the Company’s or any of the Restricted Subsidiaries’ Indebtedness in an aggregate amount of $50 million or more;

Section 2.12. Appointment of Agents. The Trustee shall initially be the Registrar and Paying Agent for the Notes.

Section 2.13. Change of Control.

(a)        Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as provided in Article Four of the Base Indenture, each Holder of Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described in this Section 2.13 (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(b)        Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, a notice to each Holder of Notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

(c)        The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(d)        Holders will not be entitled to require the Company to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction that is not a Change of Control. In addition, Holders may not be entitled to require the Company to purchase their Notes in certain circumstances involving a significant change in the composition of the Company’s Board of Directors, including in connection with a proxy contest where the Company’s Board of Directors does not approve a dissident slate of directors but approves them as required by clause (4) of Section 1.1(e)(iv).

(e)        Notwithstanding this Section 2.13, a transaction will not be deemed to involve a Change of Control under clause (2) of Section 1.1(e)(iv) if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s

Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

(f)        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

Section 2.14. Defeasance Upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to the Notes on the first day after the applicable conditions set forth in Section 12.03 of the Base Indenture have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 10.02 of the Base Indenture and Sections 2.8, 2.9 and 2.10 of this Supplemental Indenture with respect to the Notes at any time after the applicable conditions set forth in Section 12.03 of the Base Indenture have been satisfied.

ARTICLE 3.

FORM OF NOTES

Section 3.1. Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibits A and B hereto.

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1. Original Issue of Notes. The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver such Notes as in such Company Order provided.

ARTICLE 5.

MISCELLANEOUS

Section 5.1. Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

Section 5.2. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 5.3. Governing Law. This Supplemental Indenture and each Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 5.4. Separability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.5. Counterparts Originals. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.6. The Base Indenture. With respect to the Notes, the following amendments shall be deemed to have been made to the Base Indenture:

(a)     Paragraph (c) of Section 3.04 of Article III of the Base Indenture is amended by adding the following sentences at the end: “In connection with any proposed exchange of Global Securities for Securities in definitive registered form, the Company or DTC shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.”

(b)     Paragraph (j) of Section 3.06 of Article III of the Base Indenture is amended by adding the following sentences at the end: “The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under 6045 of the Code. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.”

(c)     Section 6.03 of Article VI of the Base Indenture is amended by adding the following paragraph (f):

“(f)     For certain payments made pursuant to this Indenture, the Paying Agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the Paying Agent shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4 and 61 of the Code. The Paying Agent shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Paying Agent prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Paying Agent shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Paying Agent to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 6.03(f) are not provided prior to or by the time the related payment is required to be made or are determined by the Paying Agent to be incomplete and/or inaccurate in any respect, the Paying Agent shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4 or 61 of the Code, and shall have no obligation to gross up any such payment.”

(d)     Section 11.01 of Article XI of the Base Indenture is amended by adding the following paragraph (s):

“(s)     For certain payments made pursuant to this Indenture, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4 and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 11.01(s) are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4 or 61 of the Code, and shall have no obligation to gross up any such payment.”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
	Name:	John J. Goggins
	Title:	Executive Vice President and General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]

Appendix A

PROVISIONS RELATING TO

NOTES AND EXCHANGE NOTES

Section 1.1 Definitions.

(a)                    Capitalized Terms. Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

(i)                             “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

(ii)                             “Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

(iii)                             “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

(iv)                             “Definitive Note” means a certificated Note or Exchange Note issued pursuant to the Indenture (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

(v)                             “Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

(vi)                             “Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

(vii)                             “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

(viii)                             “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

(ix)                             “Regulation S” means Regulation S promulgated under the Securities Act.

(x)                             “Rule 144” means Rule 144 promulgated under the Securities Act.

(xi)                             “Rule 144A” means Rule 144A promulgated under the Securities Act.

(xii)                             “Transfer Restricted Notes” means the Notes and any Notes in global form that bear or are required to bear the Restricted Notes Legend.

(xiii)                             “Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

(xiv)                             “U.S. person” means a “U.S. person” as defined in Regulation S.

(b)                    Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(d)

“Definitive Notes Legend”	2.2(e)

“ERISA Legend”	2.2(b)

“Global Note”	2.1(c)

“Global Notes Legend”	2.2(e)

“Regulation S Global Note”	2.1(c)

“Regulation S Notes”	2.1(a)

“Restricted Notes Legend”	2.3(e)

“Rule 144A Global Note”	2.1(c)

“Rule 144A Notes”	2.1(a)

Section 2.1 Form and Dating.

(a)         The Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)         Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Sections 3.04 and Section 3.05 of the Base Indenture and Section 2.2(c) of this Appendix A.

(c)         Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 3.06 of the Base Indenture and pursuant to a Company Order signed by one authorized officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)         Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2 Transfer and Exchange.

(a)         Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a written request:

(i)         to register the transfer of such Definitive Notes; or

(ii)         to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                (1)     shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (2)     in the case of Transfer Restricted Notes, such Transfer Restricted Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, to the Seventh Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)          Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

              (i)     a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, to the Seventh Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

              (ii)     written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new applicable Global Note in the appropriate principal amount.

(c)          Transfer and Exchange of Global Notes.

              (i)     The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

              (ii)     If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

              (iii)     Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)          Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

              (i)     Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, to the Seventh Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in a Rule 144A Global Note, the transferee must furnish a certification or a signed letter in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, to the Seventh Supplemental Indenture to the Trustee.

              (ii)     During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, to the Seventh Supplemental Indenture for exchange or registration of transfers and, in the case of a transfer to a transferee who takes delivery of such interest through a Rule 144A Global Note, the transferee must furnish a certification or a signed letter in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, to the Seventh Supplemental Indenture to the Trustee. Such written certifications or letter shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

              (iii)     Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, to the Seventh Supplemental Indenture for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

              (iv)     Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, to the Seventh plemental Indenture) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

              (v)     If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Unrestricted Global Note in the appropriate principal amount.

(e)          Legends.

              (i)     Except as permitted by Section 2.2(d), this Section 2.2(e), Section 2.2(i) and Section 2.2(j) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MOODY’S CORPORATION (THE “ISSUER”) OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

              (ii)     Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, to the Seventh Supplemental Indenture) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

              (iii)     After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

              (iv)     Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.

              (v)     Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f)          Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g)          Obligations with Respect to Transfers and Exchanges of Notes.

              (i)         To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

              (ii)         No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.04, 3.05, 3.06 and 3.07 of the Base Indenture).

              (iii)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

              (iv)     All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

              (v)     In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Security Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Security Registrar and the Trustee.

(h)          No Obligation of the Trustee.

              (i)         The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

              (ii)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

              (iii)         Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(i)         Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 3.03 of the Base Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under the Indenture.

Section 2.3 Definitive Notes.

(a)         A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depository. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee.

(b)         Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)         The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)         In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF 2023 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. [●][●]

MOODY’S CORPORATION

2.625% SENIOR NOTES DUE 2023

No. [R -●]	$[●]

[RESTRICTED NOTES ONLY] [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MOODY’S CORPORATION (THE “ISSUER”) OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[GLOBAL NOTES ONLY] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER

ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Principal and Interest. Moody’s Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [●] dollars ($[●]) on January 15, 2023 and to pay interest thereon from June 12, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 2018 at the rate of 2.625% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be January 1 or July 1, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Notes not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Note shall be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: June 12, 2017

MOODY’S CORPORATION

By:
	Name:	John J. Goggins
	Title:	Executive Vice President and General Counsel

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: June 12, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF 2023 NOTE]

Indenture. This Note is one of a duly authorized issue of Securities of the Company (herein called the “Note” or collectively, the “Notes”), issued and to be issued under an Indenture, dated as of August 19, 2010, as supplemented by a Seventh Supplemental Indenture dated June 12, 2017 (as so supplemented, herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.

Optional Redemption. The Notes are subject to redemption at the Company’s option, in whole or in part, at any time. If the Company elects to redeem the Notes prior to December 15, 2022, the Company will pay a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, and (ii) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of (1) principal and (2) interest that would be due if the notes of such series matured on the Par Call Date (exclusive of interest accrued to the date of redemption), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus accrued and unpaid interest to, but excluding, the Redemption Date.

Commencing on the Par Call Date and thereafter, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal to, but excluding, the Redemption Date.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed as if such Notes matured on the Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Par Call Date” means December 15, 2022 (one month prior to their maturity).

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, and (2) any other primary U.S. government securities dealer in New York City that the Company selects (each, a “Reference Treasury Dealer”).

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the Redemption Date to the maturity date of the notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes to be redeemed. If money sufficient to pay the redemption price of all of the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date, and unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on the Notes or portions of the Notes called for redemption. If fewer than all of the Notes are to be redeemed, and such Notes are at the time represented by a Global Security, the Depositary shall select by lot the particular interests to be redeemed. If the Company elects to redeem fewer than all of the Notes, and any of such Notes are not represented by a Global Security, then the Trustee shall select the particular Notes to be redeemed in a manner it deems appropriate and fair (and the Depositary shall select by lot the particular interests in any Global Security to be redeemed).

The Company may at any time, and from time to time, purchase the Notes at any price or prices in the open market or otherwise.

Special Mandatory Redemption. The Notes are subject to mandatory redemption if the Company does not consummate its proposed acquisition (the “Acquisition”) of Bureau van Dijk Electronic Publishing B.V. on or prior to January 29, 2018, or the Securities Purchase Agreement related to the Acquisition, signed on May 15, 2017 (the “Securities Purchase Agreement”), is terminated any time prior to such date, and the Company will be required to redeem all of the outstanding notes on a special mandatory redemption date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. The “special mandatory redemption date” means the earlier to occur of (1) March 30, 2018, if the Acquisition has not been consummated on or prior to January 29, 2018, or (2) the 60th day (or if such day is not a business day, the first business day thereafter) following the termination of the Securities Purchase Agreement for any reason. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to the special mandatory redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the Notes and the Indenture.

The Company will cause the notice of special mandatory redemption to be delivered, with a copy to the trustee, within five business days after the occurrence of the event triggering the special mandatory redemption to each holder at its registered address. If funds sufficient to pay the special mandatory redemption price of the notes to be redeemed on the special mandatory redemption date are deposited with the trustee or a paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such special mandatory redemption date, the Notes will cease to bear interest.

Defaults and Remedies. If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Restrictive Covenants. The Indenture does not limit the incurrence of additional debt by the Company or any of its Subsidiaries; however, it does limit the creation of certain Liens and the entry into sale and leaseback transactions by the Company or any of its Restricted Subsidiaries. The limitations are subject to a number of important qualifications and exceptions. Once a year, the Company must report to the Trustee on its compliance with these limitations.

Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any different authorized denomination or denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.06 of the Base Indenture, the transfer of this Note is registerable in the Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of any different authorized denomination or denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08 of the Base Indenture) interest, if any, on such Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall of the Company or the Trustee shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

the within Global Security of MOODY’S CORPORATION and all rights hereunder, hereby irrevocably constituting and appointing to transfer said Global Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:_________________

NOTICE: THE SIGNATURE TO THIS

ASSIGNMENT MUST CORRESPOND

WITH THE NAME AS WRITTEN

UPON THE FACE OF THE WITHIN

INSTRUMENT IN EVERY PARTICULAR,

WITHOUT ALTERATION OR

ENLARGEMENT

OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES1

This certificate relates to $_____ principal amount of Notes held in (check applicable space) _______ book-entry or ________ definitive form by the undersigned.

The undersigned (check one box below):

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	to the Company or subsidiary thereof; or

(2)	to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	pursuant to Rule 144 under the Securities Act; or

(7)	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

[1]	This certificate shall not be included as part of the Original Definitive Notes.

Your Signature
Date:____________________________
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________________________
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*:_____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE2

The undersigned represents and warrants that either:

the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:_________________________
Your Signature

[2]	Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to the provisions hereof, check the box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to the provisions hereof, state the amount you elect to have purchased: $

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature

Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGE OF GLOBAL NOTES*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

[FORM OF FACE OF 2028 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. [●][●]

MOODY’S CORPORATION

3.250% SENIOR NOTES DUE 2028

No. [R -●]	$[●]

[RESTRICTED NOTES ONLY] [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MOODY’S CORPORATION (THE “ISSUER”) OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[GLOBAL NOTES ONLY] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

Principal and Interest. Moody’s Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [●] dollars ($[●]) on January 15, 2028 and to pay interest thereon from June 12, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 2018 at the rate of 3.250% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be January 1 or July 1, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Notes not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Note shall be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: June 12, 2017

MOODY’S CORPORATION

By:
Name: John J. Goggins
Title: Executive Vice President and General Counsel

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: June 12, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF 2028 NOTE]

Indenture. This Note is one of a duly authorized issue of Securities of the Company (herein called the “Note” or collectively, the “Notes”), issued and to be issued under an Indenture, dated as of August 19, 2010, as supplemented by a Seventh Supplemental Indenture dated June 12, 2017 (as so supplemented, herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.

Optional Redemption. The Notes are subject to redemption at the Company’s option, in whole or in part, at any time. If the Company elects to redeem the Notes prior to October 15, 2027, the Company will pay a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, and (ii) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of (1) principal and (2) interest that would be due if the notes of such series matured on the Par Call Date (exclusive of interest accrued to the date of redemption), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus accrued and unpaid interest to, but excluding, the Redemption Date.

Commencing on the Par Call Date and thereafter, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal to, but excluding, the Redemption Date.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed as if such Notes matured on their Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Par Call Date” means October 15, 2027 (three months prior to their maturity).

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, and (2) any other primary U.S. government securities dealer in New York City that the Company selects (each, a “Reference Treasury Dealer”).

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the Redemption Date to the maturity date of the notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes to be redeemed. If money sufficient to pay the redemption price of all of the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date, and unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on the Notes or portions of the Notes called for redemption. If fewer than all of the Notes are to be redeemed, and such Notes are at the time represented by a Global Security, the Depositary shall select by lot the particular interests to be redeemed. If the Company elects to redeem fewer than all of the Notes, and any of such Notes are not represented by a Global Security, then the Trustee shall select the particular Notes to be redeemed in a manner it deems appropriate and fair (and the Depositary shall select by lot the particular interests in any Global Security to be redeemed).

The Company may at any time, and from time to time, purchase the Notes at any price or prices in the open market or otherwise

Special Mandatory Redemption. The Notes are subject to mandatory redemption if the Company does not consummate its proposed acquisition (the “Acquisition”) of Bureau van Dijk Electronic Publishing B.V. on or prior to January 29, 2018, or the Securities Purchase Agreement related to the Acquisition, signed on May 15, 2017 (the “Securities Purchase Agreement”), is terminated any time prior to such date, and the Company will be required to redeem all of the outstanding notes on a special mandatory redemption date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. The “special mandatory redemption date” means the earlier to occur of (1) March 30, 2018, if the Acquisition has not been consummated on or prior to January 29, 2018, or (2) the 60th day (or if such day is not a business day, the first business day thereafter) following the termination of the Securities Purchase Agreement for any reason. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to the special mandatory redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the Notes and the indenture.

The Company will cause the notice of special mandatory redemption to be delivered, with a copy to the trustee, within five business days after the occurrence of the event triggering the special mandatory redemption to each holder at its registered address. If funds sufficient to pay the special mandatory redemption price of the notes to be redeemed on the special mandatory redemption date are deposited with the trustee or a paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such special mandatory redemption date, the Notes will cease to bear interest.

Defaults and Remedies. If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Restrictive Covenants. The Indenture does not limit the incurrence of additional debt by the Company or any of its Subsidiaries; however, it does limit the creation of certain Liens and the entry into sale and leaseback transactions by the Company or any of its Restricted Subsidiaries. The limitations are subject to a number of important qualifications and exceptions. Once a year, the Company must report to the Trustee on its compliance with these limitations.

Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any different authorized denomination or denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.06 of the Base Indenture, the transfer of this Note is registerable in the Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of any different authorized denomination or denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08 of the Base Indenture) interest, if any, on such Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall of the Company or the Trustee shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

the within Global Security of MOODY’S CORPORATION and all rights hereunder, hereby irrevocably constituting and appointing to transfer said Global Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:_________________	NOTICE: THE SIGNATURE TO THIS
ASSIGNMENT MUST CORRESPOND
WITH THE NAME AS WRITTEN
UPON THE FACE OF THE WITHIN
INSTRUMENT IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT
OR ANY CHANGE WHATEVER.
SIGNATURE GUARANTEED

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES3

This certificate relates to $_____ principal amount of Notes held in (check applicable space) _______ book-entry or ________ definitive form by the undersigned.

The undersigned (check one box below):

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	to the Company or subsidiary thereof; or

(2)	to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	pursuant to Rule 144 under the Securities Act; or

(7)	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

[3]	This certificate shall not be included as part of the Original Definitive Notes.

Your Signature

Date:____________________________

Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________________________

NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*:_____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE4

The undersigned represents and warrants that either:

the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:_________________________

Your Signature

[4]	Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to the provisions hereof, check the box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to the provisions hereof, state the amount you elect to have purchased: $

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature

Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGE OF GLOBAL NOTES*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.